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Exhibit 21

SUBSIDIARIES OF ORIENT EXPRESS HOTELS LTD.

Jurisdiction of Organization
80 Westcliff (Pty) Ltd.	South Africa
Compania Hoteis Palace	Brazil
Cupecoy Village Real Estate NV	St. Maarten
Cupecoy Village Development NV	St. Maarten
European Cruises Ltd.	U.K.
Crosieres Orex S.A. (subsidiary of European Cruises Ltd.)	France
Haggerton Holdings Ltd.	Cyprus
Hotelapa Investimento Hoteliero S.A.	Portugal
La Cabana de Buenos Aires S.A.	Argentina
La Residencia Ltd.	U.K.
Son Moragues S.A. (subsidiary of La Residencia Ltd.)	Spain
La Samanna S.A.S.	France
Leisure Holdings Asia Ltd.	Bermuda
Subsidiaries of Leisure Holdings Asia Ltd.
Myanmar Hotels and Cruises Ltd.	Myanmar
Vessel Holdings 2 Ltd.	Bermuda
Lilianfels Hotel Ltd.	Bermuda
Lilianfels Blue Mountain Pty. Ltd. (subsidiary of Lilianfels Hotel Ltd.)	Australia
Miraflores Ventures Ltd.	B.V.I.
Plan Costa Maya S.A. de C.V. (subsidiary of Miraflores Ventures Ltd.)	Mexico
MPP S.A.	Peru
Inversiones Malecon de la Reserva S.A. (subsidiary of MPP S.A.)	Peru
Observatory Hotel Ltd.	Bermuda
Observatory Hotel Pty. Ltd. (subsidiary of Observatory Hotel Ltd.)	Australia
OEH Oxford Ltd.	Bermuda
Le Manoir Ltd. (subsidiary of OEH Oxford Ltd.)	U.K.
Le Manoir Holdings Ltd. (subsidiary of Le Manoir Ltd.)	U.K.
Blanc Restaurants Ltd. (subsidiary of Le Manoir Holdings Ltd.)	U.K.
OEH Peru Ltd.	Bermuda
OEH Spain Ltd.	Bermuda
Nomis Mallorcan Investments S.A. (subsidiary of OEH Spain Ltd.)	Spain
Orient-Express Holdings 1 Ltd.	Bermuda

Orient-Express Hotels Inc.	Delaware
Subsidiaries of Orient-Express Hotels Inc.
'21' Club Properties Inc.	Deleware
'21' Club Inc. (subsidiary of '21' Club Properties Inc.)	New York
Charleston Place Holdings Inc.	Delaware
El Encanto Inc.	Delaware
Mountbay Holdings Inc.	Delaware
Subsidiaries of Mountbay Holdings Inc.
Inn at Perry Cabin Inc.	Maryland
Keswick Hall Inc.	Virginia
Orient-Express Louisiana Inc.	Delaware
Orient-Express Services Inc.	Delaware
Subsidiaries of Orient-Express Services Inc.
Keswick Golf Club Inc.	Virginia
Keswick Club Inc. (subsidiary of Keswick Golf Club Inc.)	Virginia
Luxury Reservation Services Inc.	Delaware
Venice Simplon-Orient-Express Inc.	Delaware
Orient-Express Travel Inc. (subsidiary of Venice Simplon-Orient-Express Inc.)	Delaware
Windsor Court Hotel Inc.	Delaware
Orient-Express Luxembourg Finance S.a.r.l.	Luxembourg
Orient-Express Luxembourg Holdings S.a.r.l.	Luxembourg
Subsidiaries of Orient-Express Luxembourg Holdings S.a.r.l.
Collection Venice Simplon-Orient-Express Ltd.	U.K.
Venice Simplon-Orient-Express Ltd.	U.K.
Subsidiaries of Venice Simplon-Orient-Express Ltd.
Northern Belle Ltd.	U.K.
Venice Simplon-Orient-Express Deutschland G.m.b.H.	Germany
Venice Simplon-Orient-Express Voyages S.A.	France
Orient-Express Hotels Italia S.r.l.	Italy
Subsidiaries of Orient-Express Hotels Italia S.r.l.
Hotel Cipriani S.r.l.	Italy
Subsidiaries of Hotel Cipriani S.r.l.
Bora Bora Lagoon Resort S.A.	French Polynesia
Mount Nelson Hotel Ltd.	U.K.
Venice Simplon-Orient-Express Servizi S.r.l.	Italy
Hotel Splendido S.r.l.	Italy
Societe de la Cite S.A. (subsidiary of Hotel Splendido S.r.l.)	France
Villa San Michele S.r.l.	Italy
Byblos S.r.l. (subsidiary of Villa San Michele S.r.l.)	Italy
Orient-Express Hungary Kft	Hungary
Orient-Express Hotels U.K. Ltd.	U.K.
Subsidiaries of Orient-Express Hotels U.K. Ltd.
Horatio Properties Ltd.	U.K.
Orient-Express Services Ltd.	U.K.
Orient-Express Spanish Holdings S.L.	Spain
Reids Hoteis Lda.	Portugal
Island Hotel (Madeira) Ltd. (subsidiary of Reids Hoteis Lda)	U.K.
Game Viewers (Pty) Ltd. (subsidiary of Island Hotel (Madeira) Ltd.)	Botswana
Game Trackers (Pty) Ltd. (subsidiary of Game Viewers (Pty) Ltd.)	Botswana

Sea Containers Peru Rail Ltd.	Bermuda
Viewgrove Holdings Ltd.	Cyprus
LLC Esanna Holdings (subsidiary of Viewgrove Holdings Ltd.)	Russia
LLC Europe Hotel (subsidiary of LLC Esanna Holdings)	Russia
Windsor New Orleans Properties Ltd.	Bermuda
Windsor Great Park Inc. (subsidiary of Windsor New Orleans Properties Ltd.)	Delaware
Windsor Court Hotel L.P. (subsidiary of Windsor Great Park Inc.)	Delaware

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SUBSIDIARIES OF ORIENT EXPRESS HOTELS LTD.